Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8, Registration Statement Numbers: 333-137691 and 333-104778-01 on Form F-3 and in Registration Statement Number: 333-108304 on Form F-4 of our reports dated March 24, 2009 (September 28, 2009 as to the effects of the retrospective adjustments relating  to change in the composition of reportable segments to the 2008, 2007 and 2006 financial statement disclosures ), relating to (1) the 2008 financial statements and the retrospective adjustments to the 2007 and 2006 financial statements of ABN AMRO Holding N.V., The Netherlands and subsidiaries, which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments to the segment disclosures and the 2007 and 2006 financial statements for discontinued operations, and (2) the effectiveness of ABN AMRO Holding N.V.’s internal control over financial reporting as at 31 December 2008, included in the Form 6-K dated September 28, 2009 of ABN AMRO Holding N.V.

Amsterdam, The Netherlands
September 28, 2009

/s/ Deloitte Accountants B.V.